                                                                   EXHIBIT (10a)

                              [RUSSELL LETTERHEAD]

                                  July 26, 2004

Mr. JT Taunton, Jr.
167 Seven Bark Trail
Jacksons Gap, Alabama 36861

Dear JT:

      This will confirm your intention to retire as an active employee of Russell Corporation (the "Company") as of January 2, 2005, on the following terms and conditions:

1. Retirement. Beginning in August 2004, you will transition out of your current position with the Company as Senior Vice President/President and Chief Executive Officer, Fabrics and Services. This transition will be completed by the end of September 2004. You will, however, remain an employee of the Company at your current base salary until your retirement on January 2, 2005 (the "Retirement Date"). You also will continue to accrue vacation as an employee until the Retirement Date, and the Company will include payment for your accrued but unused vacation with your final salary payment.

2. Annual Cash Incentive Award. Under the Company's Executive Incentive Plan (the "Incentive Plan"), you will remain eligible to receive an annual cash incentive award for fiscal 2004 under the Company's short term bonus program. Any award made with respect to 2004 will be for the full fiscal year, and will not be prorated.

3. Performance Shares and Restricted Stock. As you know, during 2004 the Company made a grant of performance shares and time-lapsed restricted stock to you. You also received a grant of performance shares during 2003 (together with the 2004 grant, the "Incentive Grants"). The terms of the Incentive Grants are set forth in the Incentive Plan and in the performance share and restricted stock agreements you executed in connection with each award, copies of which are included with this Agreement as Attachment A-1. Because your Retirement Date will occur prior to December 31, 2005, under the terms of the Incentive Plan and your Incentive Grants, the entire amount of your Incentive Grants normally would be forfeited upon your retirement. The Management Development and Compensation Committee of the Board of Directors has, however, approved the following arrangement with respect to your Incentive Grants. Upon your retirement you will remain eligible to receive 50% of your Incentive Grants, with the remaining 50% of such Incentive Grants being forfeited. The portion of the time-vested restricted stock included in the Incentive Grants that is not forfeited upon your retirement will vest on January 1, 2006. The portion of the performance shares included in the Incentive Grants that is not forfeited upon your retirement will vest, if at all, only to the degree the Company achieves the cumulative earnings per share goals for the performance period that were set upon the grant of such shares. The performance shares that vest upon the achievement of such goals, if any, will be awarded in the form of Company Common

Mr. JT Taunton, Jr.
July 26, 2004
Page 2

      Stock as soon as practicable after the end of 2005. Should you die before January 1, 2006, the shares of Company Common Stock issuable to you upon vesting of restricted stock and performance shares under the terms of this Agreement will be issued to the beneficiary or beneficiaries you may designate. A beneficiary designation form is attached to this Agreement as Attachment A-2.

4. Health Benefits. You will continue to participate in the Company's health plans until your Retirement Date. At your Retirement Date, you will have the opportunity to elect continuation coverage of the Company's group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). If elected in a timely manner, COBRA continuation coverage for you and your eligible dependents will continue until the last day of the 18th month following your Retirement Date (unless otherwise provided by COBRA). During COBRA continuation coverage, you will pay the full cost of this coverage in accordance with the procedures of the Company generally applicable to all qualified beneficiaries receiving COBRA coverage. At the expiration of your COBRA continuation coverage, you will be eligible to elect to continue participation in the Company's group health plans until December 31, 2007 (the end of the month preceding the month in which you reach age 65). If you elect such coverage, you will pay the full cost of this coverage by paying the applicable COBRA premium, in effect at that time, for the level of coverage you elect. You and your eligible dependents' coverage under the Company's group health plans will be provided in accordance with the terms and provisions of those plans, including participation in applicable open enrollment periods. Cynthia Warren can provide you with further information regarding this continuation coverage.

5. Pension Benefits. You are entitled to receive benefits payable to you in accordance with the terms of the Company's Revised Pension Plan, 401(k) Retirement Savings Plan, Flexible Deferral Plan, Pension Excess Plan and Supplemental Executive Retirement Plan. These benefits will be paid at the times and in the manner as you have or may elect under the terms of those plans. Mike Piazza can answer any questions you may have regarding your elections or benefits under the Company's retirement plans.

6. Exercise of Stock Options. Attachment B to this Agreement is a schedule of all outstanding stock options granted by the Company to you. Such options may be exercised by you in accordance with the provisions of the applicable stock option agreements between the Company and you and in the manner specified in the plan pursuant to which such grants were made (whether the Company's 2000 Stock Option Plan, the Incentive Plan, or a predecessor stock option plan). You should be aware that your options will remain exercisable in whole or in part for the period of time after your Retirement Date that is set forth in each such stock option agreement (but only during the term of each such option).

Mr. JT Taunton, Jr.
July 26, 2004
Page 3

7. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and placed in the United States Certified Mail, addressed to the party entitled to receive said notice, at the following addresses:

      (1)    If to You:
             Mr. JT Taunton, Jr.
             167 Seven Bark Trail
             Jacksons Gap, Alabama 36861

      (2)    If to the Company:
             Russell Corporation
             Attn: Legal Department
             3330 Cumberland Blvd., Suite 800
             Atlanta, GA 30339

      or at such other address as may be specified from time to time in notices given in accordance with the provisions of this Paragraph 7.

8. Assignment. Neither this Agreement, nor the rights or obligations of any party hereunder, may be assigned without the prior written consent of the other party; provided that in the event the Company is acquired by another company, is merged into another company, or all or substantially all of the Company's assets are transferred to another company, such other company shall assume all of the obligations of the Company hereunder, and such transaction shall not require your consent for the rights of the Company hereunder to be assigned to such other company.

9. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

10. Paragraph Headings. The headings of the paragraphs of this Agreement are solely for the purpose of convenience and are not a part hereof, and shall not be used in the construction or interpretation of any provision.

11. Modifications. This Agreement may not be changed or modified, nor may any provision hereof be waived, except by an agreement in writing executed by the party against whom enforcement of the change, modification or waiver is asserted.

12. Succession. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, representatives, successors and assigns.

13. Governing Law. To the extent not preempted by federal law, this Agreement shall be construed and interpreted under, and the rights and obligations of the parties hereunder shall be controlled and governed by, the laws of the State of Alabama.

Mr. JT Taunton, Jr.
July 26, 2004
Page 4

14. Release. You, for yourself, your successors, administrators, heirs and assigns, hereby fully and generally release, waive and forever discharge the Company and its shareholders, directors, officers, employees, agents and attorneys, whether past, present or future (the "Released Parties"), from any and all actions, suits, debts, demands, damages, claims, judgments, liabilities, benefits or other remedial relief of any nature, including costs and attorneys' fees, whether known or unknown, including, but not limited to, all claims arising out of your employment with or separation from the Company, its subsidiaries and affiliates, their predecessors, successors, assigns, such as (by way of example only) any claim for compensation, severance or other benefits apart from the benefits stated herein; breach of contract; wrongful or tortious discharge; impairment of economic opportunity; any claim under common law or equity; any tort; claims for reimbursements; claims for commissions; implied or express employment contracts and/or estoppel; or claims for employment discrimination under Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, as amended, the Americans with Disabilities Act of 1990, as amended, the Civil Rights Act of 1866 and 1991, as amended, or any other state, federal or local law, statute, or regulation. You acknowledge and agree that this release, the release contained in Paragraph 15, and the covenant not to sue set forth in Paragraph 16 are essential and material terms of this Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties and no benefits under the this Agreement would have been paid. You understand and acknowledge the significance and consequences of this Agreement.

15. Release of Age Claims. YOU SPECIFICALLY WAIVE AND RELEASE THE COMPANY FROM ALL CLAIMS YOU MAY HAVE AS OF THE DATE YOU SIGN THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C.Section 621 ("ADEA"). THIS PARAGRAPH DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE UNDER THE ADEA AFTER THE DATE YOU SIGN THIS AGREEMENT. YOU FURTHER AGREE: (a) THAT YOUR WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER'S BENEFIT PROTECTION ACT OF 1990; (b) THAT YOU UNDERSTAND THE TERMS OF THIS RELEASE; (c) THAT THE BENEFITS CALLED FOR IN THIS AGREEMENT WOULD NOT BE PROVIDED TO ANY EMPLOYEE TERMINATING HIS OR HER EMPLOYMENT WITH THE COMPANY WHO DID NOT SIGN A RELEASE SIMILAR TO THIS RELEASE; (d) THAT SUCH BENEFITS WOULD NOT HAVE BEEN PROVIDED HAD YOU NOT SIGNED THIS RELEASE, AND THAT THE BENEFITS ARE IN EXCHANGE FOR THE SIGNING OF THIS RELEASE; (e) THAT YOU HAVE BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (f) THAT THE COMPANY HAS GIVEN YOU A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE; (g) THAT YOU REALIZE THAT FOLLOWING YOUR

Mr. JT Taunton, Jr.
July 26, 2004
Page 5

      EXECUTION OF THIS RELEASE YOU HAVE SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE COMPANY IN ACCORDANCE WITH PARAGRAPH 7; AND (h) THAT THIS ENTIRE AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT IF YOU CHOOSE TO SO REVOKE, AND IF YOU CHOOSE NOT TO SO REVOKE, THAT THIS AGREEMENT AND RELEASE SHALL THEN BECOME EFFECTIVE AND ENFORCEABLE.

16. Covenant Not to Sue. To the maximum extent permitted by law, you covenant not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against any of the Released Parties, including but not limited to, any of the claims released in Paragraphs 14 or 15 of this Agreement.

17. Severability. Should any court of competent jurisdiction decide, hold, adjudge or decree that any provision, paragraph, clause or term of this Agreement is void or unenforceable in whole or as applied in a particular situation, such determination shall not affect any other provision of this Agreement, and all other provisions of this Agreement shall remain in full force and effect in such situation, and all provisions of this Agreement shall remain in full force and effect in any and all other situations.

      If the terms and conditions of this letter are acceptable to you, please sign and date both copies, have them witnessed, and return one signed copy to me. This letter, when fully executed, shall constitute your retirement agreement with the Company.

                                          Sincerely,

                                          /s/ Edsel W. Flowers
                                          --------------------------------------
                                          Edsel W. Flowers
                                          Senior Vice President, Human Resources

Agreed and accepted:                                     Date:
/s/ JT Taunton, Jr.                                      7/29/04
---------------------------------
JT Taunton, Jr.

Witness:                                                 Date:

/s/ Susan W. Turner                                      7/29/04
---------------------------------
Name: Susan W. Turner

                                 ATTACHMENT A-1

                               RUSSELL CORPORATION
                            EXECUTIVE INCENTIVE PLAN

                           PERFORMANCE SHARE AGREEMENT

Russell Corporation (the "Company") grants to JT Taunton the number of Performance Shares set forth below, all subject to the terms and conditions, in the attached Exhibits A and B and in the Russell Corporation Executive Incentive Plan, as it may from time-to-time be amended (the "Plan"), a copy of which is attached. Please refer to the Plan documents for definitions of terms used in this Agreement and Exhibits A and B.

Grant Date             February 11, 2003

Target Number of
  Performance Shares   12,500

Performance Period     January 1, 2003 through December 31, 2005

Performance Goals      Cumulative Earnings Per Share on a fully diluted basis
                        as determined by the Committee for 2004 and 2005 ("Cumulative EPS")

                                                       % of Target Number     Number of Shares
Level of Actual Performance      Cumulative EPS       of Performance Shares   of Common Stock
---------------------------  ----------------------   ---------------------   ----------------
     Below Threshold          [PROVISION REDACTED](*)           0%                      0
     Threshold                [PROVISION REDACTED](*)          50%                  6,250
     Target                   [PROVISION REDACTED](*)         100%                 12,500
     Maximum                  [PROVISION REDACTED](*)         150%                 18,750

BY ACCEPTING THE GRANT OF PERFORMANCE SHARES, YOU ARE ALSO AGREEING TO BE BOUND BY THE RESTRICTIVE COVENANTS PROVISION IN PARAGRAPH 14 OF EXHIBIT A.

Please indicate your acceptance of this Agreement and Exhibits A and B by signing the enclosed copy in the space provided below and returning it to Floyd
G. Hoffman, Senior Vice President, Corporate Development, General Counsel and Secretary, within 10 days of your receipt.

                                                   Russell Corporation

                                                   By:    /s/Floyd G. Hoffman
                                                        ------------------------

                                                   Its:  Senior Vice President

ACCEPTED AND AGREED:

   /s/JT Taunton, Jr.
---------------------------
JT Taunton

Dated: March 26, 2003


---------------------------
(*) Material omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "SEC"). The omitted material has been filed separately with the SEC.

                                    EXHIBIT A
                                       TO
                  RUSSELL CORPORATION EXECUTIVE INCENTIVE PLAN
                           PERFORMANCE SHARE AGREEMENT

      1. Performance Share Grant. The grant of Performance Shares pursuant to this Agreement provides you with a contractual right to receive a number of shares of the Company's common stock, $0.01 par value ("Common Stock") based on the extent to which the Company achieves the performance goals for the Performance Period. You will not have any rights as a stockholder of the Company with respect to the Performance Shares granted to you until the applicable performance goals have been achieved and a certificate for the shares of Common Stock which you have earned is delivered to you.

      2. Performance Goals. The performance goals for the Performance Period are based on the Company's cumulative earnings per share on a fully diluted basis for 2004 and 2005 as adjusted by the Committee (the "Cumulative EPS").

      3. Determination of Cumulative EPS. The Committee will determine Cumulative EPS based upon the Company's reported earnings per share on a fully diluted basis for 2004 and 2005. However, for purposes of determining the Cumulative EPS, the Committee:

      (a) will exclude extraordinary items (as defined by generally accepted accounting principles) which are included in the Company's calculation of earnings per share, and

      (b) may include or exclude such other unusual or nonrecurring items as it, in its sole discretion, determines is necessary or appropriate in order to properly determine whether the intended performance goals and awards have been achieved.

Cumulative EPS will be determined after subtracting the costs of the awards.

      4. Performance Share Benefit. If you are employed by the Company on December 31, 2005, you will receive (except as otherwise provided in Sections 5, 8, 9 and 10 herein) a number of shares of Common Stock as soon as practicable after the end of 2005 equal to the percentage of your Target Number of Performance Shares based upon the degree to which the performance goals are satisfied as follows:

LEVEL OF

                                                % OF TARGET NUMBER     NUMBER OF SHARES
PERFORMANCE        CUMULATIVE EPS              OF PERFORMANCE SHARES   OF COMMON STOCK
---------------    --------------              ---------------------   ---------------
Below Threshold    [PROVISION REDACTED](*)              0%                   0

Threshold          [PROVISION REDACTED](*)             50%                --------

Target             [PROVISION REDACTED](*)            100%                --------

Maximum            [PROVISION REDACTED](*)            150%                --------

For performance between threshold and target and target and maximum, the applicable percentage will be determined proportionately. For example, if Cumulative EPS is $4.25, the applicable percentage would be 111.1% (100% plus ..10 (the Cumulative EPS in excess of $4.15) divided by .45 (the difference between maximum and target) multiplied by 50% (the difference between the maximum and target percentages)).

(*) Material omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "SEC"). The omitted material has been filed separately with the SEC.

      5. Adjustment of Performance Share Benefit. In the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of shares of Common Stock or other rights to purchase such shares or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee will, in such manner as it may deem equitable, adjust any or all of the number and type of shares of Common Stock payable with respect to your Performance Shares.

      6. Termination of Affiliation Prior to 2006. If you have a Termination of Affiliation prior to January 1, 2006 for any reason other than death or Disability, you will forfeit your Performance Shares and will not be entitled to any shares of Common Stock; provided, however, if you have a Termination of Affiliation prior to January 1, 2006, but before July 1 , 2005 on account of retirement, the Committee may in its sole discretion determine that you are entitled to receive part or all of the shares of Common Stock that you would have earned based upon achieving such performance goals as the Committee in its sole discretion shall determine.

      7. Termination of Affiliation Due to Death or Disability. If you have a Termination of Affiliation prior to January 1, 2006 due to death or Disability, you (or your beneficiary) will receive a pro-rata portion of the benefit (based on the portion of the 3-year Performance Period that has elapsed prior to the termination) that you would have earned if you had remained employed through the end of 2005. For example, if you have a Termination of Affiliation due to death on January 1, 2005, your beneficiary would be entitled to receive two-thirds of the number of shares of Common Stock that you would have earned if you remained employed through the end of 2005 as soon as practicable after the end of 2005.

      8. Change of Control. If a Change of Control (as defined in the Plan) occurs prior to January 1, 2006, you will receive on the date of the Change of Control, in full settlement of your Performance Shares, the number of shares of Common Stock that you would have earned based upon achieving the Maximum performance goals.

      9. Payment/Deferral of Performance Share Benefit. The number of shares of Common Stock payable to you with respect to your Performance Shares will be delivered to you as soon as practicable after the end of 2005 unless you have properly elected to defer your receipt of some or all of the shares of Common Stock. You may elect or change an election at any time prior to September 30, 2005 to defer receipt of some or all of the shares until any date on or after the first business day in January 2007 (but not later than the first business day of January following your Termination of Affiliation), by completing and returning the Election Form attached hereto as Exhibit B to the Company in care of its Secretary.

      10. Mandatory Deferral of Performance Share Benefit. If any portion of the value of the Common Shares payable to you in any year is not deductible by the Company in such year under Internal Revenue Code Section 162(m), the nondeductible portion will be paid to you, in the earliest year or years in which such amount would be deductible subject to any election made by you under Section 9 deferring receipt of the shares to a later date.

      11. Dividends on Deferred Shares. If dividends are declared on outstanding shares of Common Stock after the date on which your earned shares would have been paid to you except for your deferral election under Section 9 above, or the mandatory deferral under Section 10 above, the number of your deferred shares will be increased by a number of shares of Common Stock equal to the dividends that you would have received on your deferred shares (assuming they were outstanding shares of Common Stock) divided by the per share price of Common Stock on the date the dividend is declared.

      12. Whole Shares. The number of shares of Common Stock payable with respect to Performance Shares will in all instances be rounded down to the nearest whole number of shares. Any fractional shares will be paid for in cash.

      13. Performance Shares Non-Transferable. The Performance Shares and any shares of Common Stock for which your receipt has been deferred are not transferable except by will or the laws of descent and distribution.

      14. Restrictive Covenants. As a condition of receiving the Performance Shares, you agree as follows:

      (a) Confidentiality. You acknowledge that it is the policy of the Company and its subsidiaries to maintain as secret and confidential all valuable and unique information and techniques acquired, developed or used by the Company and its subsidiaries relating to their businesses, operations, employees and customers ("Confidential Information"). You recognize that the Confidential Information is the sole and exclusive property of the Company and its subsidiaries, and that disclosure of Confidential Information would cause damage to the Company and its subsidiaries. You shall not at any time disclose or authorize anyone else to disclose any Confidential Information or proprietary information that is (i) disclosed to or known by you as a result or consequence of or through your employment with the Company, (ii) not publicly or generally known outside the Company, and (iii) relates in any manner to the Company's business.

      (b) Non-Competition. You agree that during the period beginning on the date of your Termination of Affiliation and ending on the first anniversary of your Termination of Affiliation, you shall not, without the prior written consent of the Company, engage directly or indirectly, as a licensee, owner, manager, consultant, officer, employee, director, investor or otherwise, in any business in material competition with the Company or any of its subsidiaries. This Section 14(b) shall not apply to a passive investment by you constituting ownership of less than five percent (5%) of the equity of any entity engaged in any business described in this Section 14(b) or in Attachment 1 attached hereto.

      (c) Non-Solicitation. You agree that during the period beginning on the date of your Termination of Affiliation and ending on the first anniversary of your Termination of Affiliation, you shall not, directly or indirectly:

            1. other than in connection with the good-faith performance of your duties as an officer of the Company, encourage any employee or agent of the Company to terminate his or her relationship with the Company;

            2. solicit the employment or engagement as a consultant or adviser, of any employee or agent of the Company (other than by the Company or its affiliates), or cause or encourage any person or entity to do any of the foregoing;

            3. establish (or take preliminary steps to establish) a business with, or encourage others to establish (or take preliminary steps to establish) a business with, any employee or agent of the Company; or

            4. interfere with the relationship of the Company with, or endeavor to entice away from the Company, any person who or any entity which, at any time during the period commencing one year prior to the date of your Termination of Affiliation was or is a material customer or material supplier of, or maintained a material business relationship with, the Company.

      (d) Forfeiture and Repayment. In addition to the other remedies the Company may seek, including, without limitation, any remedies at law or in equity, you and the Company specifically agree that, in the event that you breach any of your obligations under this Section 14, (i) you shall forfeit any and all Performance Shares and any shares of Common Stock granted to you by the Company, (ii) you shall return to the Company any and all Performance Shares and any shares of Common Stock granted to or received by you, and (iii) to the extent any Performance Shares or shares of Common Stock granted to you by the Company have been sold by you, you shall pay to the Company an amount equal to the greater of (1) the fair market value of such Performance Shares and/or shares of Common Stock on the date of your Termination of Affiliation, or (2) the fair market value of such Performance Shares and/or shares of Common Stock on their date or dates of sale.

      15. Taxes. The Company is not required to issue shares of Common Stock to you unless you first pay, in cash, or by Share withholding to the Company such amount, if any, of Required Withholding.

      16. No Right to Employment or Affiliation. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment at any time, nor confer upon you the right to continue in the employ of the Company.

      17. Amendments. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement; provided that this Agreement is subject to the power of the Board to amend the Plan as provided therein, except that no such amendment shall adversely affect your rights under this Agreement without your consent.

      18. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary. Any notice to be given to you shall be addressed to you at the address listed in the Company's records. By a notice given pursuant to this Section, either party may designate a different address for notices. Any notice shall have been deemed given when actually delivered.

      19. Severability. If any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid. Additionally, if any of the covenants in Section 14 are determined by a court to be unenforceable in whole or in part because of such covenant's duration or geographical or other scope, such court shall have the power to modify the duration or scope of such provision as the case may be, so as to cause such covenant, as so modified, to be enforceable.

      20. Applicable Law. This Agreement shall be governed by the substantive laws of Alabama.

                                    EXHIBIT B

                               RUSSELL CORPORATION
                            EXECUTIVE INCENTIVE PLAN
                           PERFORMANCE SHARE AGREEMENT
                                  ELECTION FORM

I, ___________________________________, a participant in the Russell Corporation
Executive Incentive Plan (the "Plan"), hereby elect to defer receipt of the shares that I may earn as a result of my Performance Shares, as follows:

                  PERFORMANCE SHARE GRANT DATE: ______________, 2003

                  Target Number of Performance Shares: _________________

                  Shares Which are to be Deferred:

                        (a) [ ] I elect to defer all of the shares that I earn

                        (b) [ ] I elect to defer ______% of all of the shares
                                that I earn

                               (Please Check One)

                  DEFERRED PAYMENT DATE

                  [ ] I elect to receive the shares that I have elected to defer on the earlier of:

                        (a) _______________ (insert a date on or after the first business day in January 2007); and

                        (b) the first business day of January next following the year in which I have a Termination of Affiliation.

                  [ ] I elect to receive the shares that I have elected to defer on the first business day of January next following the year in which I have a Termination of Affiliation.

                               (Please Check One)

(By making this election or changing the election prior to September 30, 2005, you are permitted to defer the date that you are taxed on your earned shares -- from 2006 to the deferred date that you actually receive the shares. You should consult with your personal financial and tax advisors regarding the federal, state and local income tax implications of making this election.) Upon a Change of Control, all of your deferred shares will be delivered to you notwithstanding your election herein.

Mr. JT Taunton, Jr.
July __, 2004
Page 2

_________________________________               ________________________________
      Executive's Signature                                  Date

(Please print)
               _______________________  _____________________  _________________
               First Name               Last Name              Middle Initial

               _________________________________________________________________
               Address (No. & Street)

               _______________________  _____________________  _________________
               City                     State                  Zip Code

               __________________________________________
               Social Security/Taxpayer Id. No.

FOR COMPANY USE ONLY:

Received by:___________________________________    Date:________________________

                               RUSSELL CORPORATION
                            EXECUTIVE INCENTIVE PLAN

                    2004-2005 TIME LAPSE RESTRICTED SHARE AND
                           PERFORMANCE SHARE AGREEMENT

Russell Corporation (the "Company") grants to JT Taunton the number of Time Lapse Restricted Shares and Performance Shares set forth below, all subject to the terms and conditions, in the attached Exhibits A and B and in the Russell Corporation Executive Incentive Plan, as it may from time-to-time be amended (the "Plan"), a copy of which is attached. Please refer to the Plan documents for definitions of terms used in this Agreement and Exhibits A and B.

-     Grant Date:                      July 20, 2004

-     Time Lapse Restricted Shares:

            Number of Shares:          6,500

            Vesting Date:              January 1, 2006

-     Performance Shares:

            Target Number of
            Performance Shares:        6,000

            Performance Period:        January 1, 2004 through December 31, 2005

            Performance Goals:         Cumulative Earnings Per Share on a fully
                                       diluted basis as determined by the
                                       Committee for 2004 and 2005
                                       ("Cumulative EPS")

                                                           % of Target Number           Number of Shares
Level of Actual Performance       Cumulative EPS           of Performance Shares         of Common Stock
---------------------------       --------------           ---------------------         ---------------
     Below Threshold              [PROVISION REDACTED](*)          0.0%
     Threshold                    [PROVISION REDACTED](*)         33.3%                       2,000
     Target                       [PROVISION REDACTED](*)          100%                       6,000
     Maximum                      [PROVISION REDACTED](*)          150%                       9,000


BY ACCEPTING THE GRANT OF TIME LAPSE RESTRICTED SHARES AND PERFORMANCE SHARES, YOU ARE ALSO AGREEING TO BE BOUND BY THE RESTRICTIVE COVENANTS PROVISION IN PARAGRAPH D OF EXHIBIT A.

Please indicate your acceptance of this Agreement and Exhibits A and B by signing the enclosed copy in the space provided below and returning it to Ed Flowers, SVP Human Resources, within 10 days of your receipt.

(*) Material omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "SEC"). The omitted material has been filed separately with the SEC.

                                        Russell Corporation

                                        By:   /s/ Edsel W. Flowers
                                              ----------------------------------
                                        Its:  Senior Vice President, Human
                                              Resources

ACCEPTED AND AGREED:

/s/ JT Taunton, Jr.
-----------------------------------
            [name]

Dated: July 29, 2004

                                    EXHIBIT A
                                       TO
                  RUSSELL CORPORATION EXECUTIVE INCENTIVE PLAN
           2004-2005 TIME LAPSE RESTRICTED SHARE AND PERFORMANCE SHARE
                                AWARD AGREEMENT

A.    TIME LAPSE RESTRICTED SHARES

1. GRANT OF RESTRICTED SHARES. The Grant of Time Lapse Restricted Shares pursuant to this Agreement provides you with ownership in a number of shares of the Corporation's Common Stock, $0.01 par value ("Common Stock") which will become fully vested and non-forfeitable on January 1, 2006. While the restrictions are in effect, the shares covered by the restricted stock award are not transferable by you by means of sale, assignment, exchange, pledge, or otherwise.

2. STOCK CERTIFICATES. A stock certificate evidencing this award will be registered in your name on the Corporation's books as of the Award Date and maintained in the custody of the Corporation until the Time Lapse Restricted Shares are vested (i.e., the restrictions lapse) [unless you have elected to convert to Deferred Shares pursuant to Section 10.2 of the Incentive Plan by executing the attached Deferred Share Election Form.] While the restrictions are in effect, you will be entitled to all rights of a shareholder, except as noted in the Incentive Plan or elsewhere in this Agreement.

3. PAYMENT/DEFERRED SHARE BENEFIT/TAXES.

      (a) The number of shares of Common Stock payable to you with respect to your Time Lapse Restricted Shares will be delivered to you as soon as practicable after January 1, 2006, unless you have elected to defer your receipt of some or all of the shares of Common Stock by completing and returning the Election Form attached hereto as Exhibit B to the Corporation in care of its Secretary.

      (b) The Corporation is not required to issue shares of Common Stock to you unless you first pay, in cash, or by Share withholding to the Corporation such amount, if any, of Required Withholding.

4. CASH DIVIDENDS. Subject to the restrictions and conditions as described in the Incentive Plan, cash dividends payable on the Restricted Shares will be escrowed on your behalf at the time that dividends are paid to other holders of the Common Stock. Interest will be credited to escrowed dividend balances at a rate equal to the 3-month LIBOR rate as quoted in The Wall Street Journal on the day dividends are paid on the Restricted Shares. The escrowed dividends and accumulated interest attributable to the Restricted Shares upon which the restrictions have lapsed will be paid to you upon the lapse of the restrictions and any escrowed dividends and accumulated interest attributable to Restricted Shares which have been forfeited shall also be forfeited.

5. WHOLE SHARES. The number of shares of Common Stock payable with respect to Time Lapse Restricted Shares will in all instances be rounded down to the nearest whole number of shares. Any fractional shares will be paid for in cash.

6. ADJUSTMENT OF TIME LAPSE RESTRICTED SHARES. In the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Corporation or repurchase or exchange of shares of Common Stock or other rights to purchase such shares or other securities of the Corporation, or other similar corporate transaction or event affects the shares of Time Lapse Restricted Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee will, in such manner as it may deem equitable, adjust any or all of the number and type of shares of Common Stock payable with respect to your Time Lapse Restricted Shares.

B.    PERFORMANCE SHARES

1. PERFORMANCE SHARE GRANT. The grant of Performance Shares pursuant to this Agreement provides you with a contractual right to receive a number of shares of the Corporation's common stock, $0.01 par value ("Common Stock") based on the extent to which the Corporation achieves the performance goals for the Performance Period. You will not have any rights as a stockholder of the Corporation with respect to the Performance Shares granted to you until the applicable performance goals have been achieved and a certificate for the shares of Common Stock which you have earned is delivered to you.

2. PERFORMANCE GOALS. The performance goals for the Performance Period are based on the Corporation's cumulative earnings per share on a fully diluted basis for 2004 and 2005 as adjusted by the Committee (the "Cumulative EPS").

3. DETERMINATION OF CUMULATIVE EPS. The Committee will determine Cumulative EPS based upon the Corporation's reported earnings per share on a fully diluted basis for 2004 and 2005. However, for purposes of determining the Cumulative EPS, the Committee:

      (a) will exclude extraordinary items (as defined by generally accepted accounting principles) which are included in the Corporation's calculation of earnings per share, and

      (b) may include or exclude such other unusual or nonrecurring items as it, in its sole discretion, determines is necessary or appropriate in order to properly determine whether the intended performance goals and awards have been achieved.

Cumulative EPS will be determined after subtracting the costs of the awards.

4. PERFORMANCE SHARE BENEFIT. If you are employed by the Corporation on December 31, 2005, you will receive (except as otherwise provided in Sections 5, 8, 9 and 10 herein) a number of shares of Common Stock as soon as practicable after the end of 2005 equal to the percentage of your Target Number of Performance Shares based upon the degree to which the performance goals are satisfied as follows:

 LEVEL OF                                            % OF TARGET NUMBER         NUMBER OF SHARES
PERFORMANCE                CUMULATIVE EPS            OF PERFORMANCE SHARES       OF COMMON STOCK
-----------                --------------            ---------------------      ----------------
Below Threshold            [PROVISION REDACTED](*)            0.0%                          0
     Threshold             [PROVISION REDACTED](*)           33.3%                      2,000
     Target                [PROVISION REDACTED](*)            100%                      6,000
     Maximum               [PROVISION REDACTED](*)            150%                      9,000

-----------------

(*) Material omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "SEC"). The omitted material has been filed separately with the SEC.

For performance between threshold and target and target and maximum, the applicable percentage will be determined proportionately. Exhibit C is an example of possible payouts.

      5. ADJUSTMENT OF PERFORMANCE SHARE BENEFIT. In the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Corporation or repurchase or exchange of shares of Common Stock or other rights to purchase such shares or other securities of the Corporation, or other similar corporate transaction or event affects the shares of Common Stock such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee will, in such manner as it may deem equitable, adjust any or all of the number and type of shares of Common Stock payable with respect to your Performance Shares.

      6. PAYMENT/DEFERRAL OF PERFORMANCE SHARE BENEFIT. The number of shares of Common Stock payable to you with respect to your Performance Shares will be delivered to you as soon as practicable after the end of 2005 unless you have properly elected to defer your receipt of some or all of the shares of Common Stock. You may elect or change an election at any time prior to September 30, 2005 to defer receipt of some or all of the shares until any date on or after the first business day in January 2007 (but not later than the first business day of January following your Termination of Affiliation), by completing and returning the Election Form attached hereto as Exhibit B to the Corporation in care of its Secretary.

      7. MANDATORY DEFERRAL OF PERFORMANCE SHARE BENEFIT. If any portion of the value of the Common Shares payable to you in any year is not deductible by the Corporation in such year under Internal Revenue Code Section 162(m), the nondeductible portion will be paid to you, in the earliest year or years in which such amount would be deductible subject to any election made by you under
Section 6 deferring receipt of the shares to a later date.

(*) Material omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "SEC"). The omitted material has been filed separately with the SEC.

      8. DIVIDENDS ON DEFERRED SHARES. If dividends are declared on outstanding shares of Common Stock after the date on which your earned shares would have been paid to you except for your deferral election under Section 6 above, or the mandatory deferral under Section 7 above, the number of your deferred shares will be increased by a number of shares of Common Stock equal to the dividends that you would have received on your deferred shares (assuming they were outstanding shares of Common Stock) divided by the per share price of Common Stock on the date the dividend is declared.

      9. WHOLE SHARES. The number of shares of Common Stock payable with respect to Performance Shares will in all instances be rounded down to the nearest whole number of shares. Any fractional shares will be paid for in cash.

      10. PERFORMANCE SHARES NON-TRANSFERABLE. The Performance Shares and any shares of Common Stock for which your receipt has been deferred are not transferable except by will or the laws of descent and distribution.

C.    FORFEITURE OF TIME LAPSE RESTRICTED SHARES AND PERFORMANCE SHARES

      (i) TERMINATION OF AFFILIATION PRIOR TO 2006. If you have a Termination of Affiliation prior to January 1, 2006 for any reason other than death or Disability, you will forfeit your Time Lapse Restricted Shares and your Performance Shares; provided, however, if you have a Termination of Affiliation prior to January 1, 2006, but after July 1, 2005, on account of retirement, the Committee may in its sole discretion determine that you are entitled to receive part or all of the Time Lapse Restricted Shares and Performance Shares that you would have earned based upon achieving such performance goals as the Committee in its sole discretion shall determine.

      (ii) TERMINATION OF AFFILIATION DUE TO DEATH OR DISABILITY. If you have a Termination of Affiliation prior to January 1, 2006 due to death or Disability, you (or your beneficiary) will receive a pro-rata portion of the Time Lapse Restricted Shares and the benefit (based on the portion of the 2-year Performance Period that has elapsed prior to the termination) that you would have earned if you had remained employed through the end of 2005. For example, if you have a Termination of Affiliation due to death on January 1, 2005, your beneficiary would be entitled to receive one half of the Time Lapse Restricted Shares and one half of the number of shares of Performance Shares that you would have earned if you remained employed through the end of 2005 as soon as practicable after the end of 2005.

      (iii)     CHANGE OF CONTROL. If a Change of Control (as defined in the
            Plan) occurs prior to January 1, 2006, you will receive on the date of the Change of Control, in full settlement of your Time Lapse Restricted Shares and your Performance Shares, a cash payment equal to the fair market value of the pro-rata portion of the Time Lapse Restricted Shares based on the portion of the Performance Period that has elapsed prior to the Change of Control and the shares of Common Stock (based on the portion of the Performance

            Period that has elapsed prior to the Change of Control) that you would have earned based upon achieving Target performance goals (or if higher, the actual performance assuming performance prior to the Change of Control continued through the end of the Performance Period).

D. RESTRICTIVE COVENANTS. As a condition of receiving these rights to the Time Lapse Restricted Shares, and the Performance Shares, you agree as follows:

      1. CONFIDENTIALITY. You acknowledge that the Corporation may disclose (and/or has already disclosed) to you for use in your employment, and that you may be provided access to and otherwise make use of, acquire, create, or add to, certain valuable, confidential, proprietary, and secret information of the Corporation (whether tangible or intangible and whether or not electronically kept or stored), including financial statements, drawings or sketches, photographs, product or other designs, manuals, business plans, business rules, business methods, business practices, market studies, methods, graphs, strategies, techniques, processes, procedures, formulas, inventions, marketing and pricing data, pricing policies or lists, customer and prospect lists and contacts, contracts, sources and identity of vendors and contractors, financial information of customers and the Corporation, customer buying habits or requirements, product specifications or preferences, computer software and programs (including object code and source code), computer database systems, and other proprietary documents, materials, or information regarding (or otherwise obtained by) the Corporation, its businesses and activities, or the manner in which the Corporation does business, which is valuable to the Corporation in conducting its business because the information is kept confidential and is not generally known to the Corporation's competitors or to the general public ("Confidential Information" ). Confidential Information does not include information generally known or easily obtained from public sources or public records (unless you cause such Confidential Information to become generally known or easily obtained therefrom).

      You further acknowledge that (i) it is the policy of the Corporation and its subsidiaries to maintain as secret and confidential all such Confidential Information, (ii) the Confidential Information is the sole and exclusive property of the Corporation and its subsidiaries, and (iii) disclosure of Confidential Information would cause damage to the Corporation and its subsidiaries.

      Consequently, to the extent that any of the Confidential Information rises to the level of a trade secret under applicable law, then you shall, during your employment and for as long thereafter as such Confidential Information remains a trade secret (or for the maximum period of time otherwise allowed under applicable law), protect and maintain the confidentiality of such trade secrets and refrain from disclosing, copying, or using any such trade secrets without the Corporation's prior written consent, except as necessary in your performance of your duties while employed with the Corporation.

      To the extent that the Confidential Information defined above does not rise to the level of a trade secret under applicable law, then you shall, during your employment and for a period of two (2) years following any voluntary or involuntary termination of your employment with the Corporation (regardless of the reason), protect and maintain the confidentiality of the Confidential Information and refrain from disclosing, copying, or using any Confidential Information without the Corporation's prior written consent, except as necessary in your performance of your duties while employed with the Corporation.

      2. NON-COMPETITION. You agree that, during your employment and for a period of one (1) year following any voluntary or involuntary termination of your employment with the Corporation (regardless of the reason), you shall not, directly or indirectly, compete with the Corporation by working for or engaging in a "Competitive Business" (as defined below), within the Territory (as defined below) in a capacity in which you perform, or have, duties and responsibilities that are identical to or substantially similar to those you performed or had while you worked at the Corporation.

      This Section D-2 shall not apply to a passive investment by you constituting ownership of less than five percent (5%) of the equity of any entity comprising a "Competitive Business."

      For purposes of this Agreement, (i) the "Territory" shall be defined to be that geographic area within a forty (40) mile air radius from the Corporation's office location (at which you work) at 755 Lee Street, Alexander City, AL and (ii) "Competitive Business" shall be defined as an enterprise that is in the business of providing services and/or products in the apparel industry, which services and/or products are substantially similar or identical to those offered by the Corporation during your employment with the Corporation. You acknowledge that the Corporation conducts its business within the Territory, that you will perform services for and on behalf of the Corporation within the Territory, and that this Section (and the Territory) is a reasonable limitation on your ability to compete with the Corporation.

      3. NON-SOLICITATION. You agree that, during your employment and for a period of one (1) year following any voluntary or involuntary termination of your employment with the Corporation (regardless of the reason), you shall not, directly or indirectly:

            (1) encourage, solicit, support, or recruit (or otherwise assist any person or entity in encouraging, soliciting, supporting, or recruiting) any employee or independent contractor of the Corporation who performed work for the Corporation within the final year of your employment with the Corporation to terminate his or her relationship with the Corporation;

            (2) hire or retain (or otherwise assist any person or entity in hiring or retaining) any employee or independent contractor of the Corporation who performed work for the Corporation within the final year of your employment with the Corporation, until such employee or independent contractor has ceased working for the Corporation for at least six months;

            (3) contact, solicit, divert, appropriate, or call upon with the intent of doing business with the customers or suppliers of the Corporation with whom you have had material contact during the final year of your employment with the Corporation (including prospective customers or suppliers of the Corporation with whom you had such contact during such period), if the purpose of such activity is either (1) to solicit these customers or suppliers (or prospective customers or suppliers) for a Competitive Business as defined above (including but not limited to any Competitive Business started by you) or (2) to otherwise encourage any such customer or supplier to discontinue, reduce, or adversely alter the amount of its business with the Corporation.

            You acknowledge that due to your relationship with the Corporation, you will develop (and/or have developed) special contacts and relationships with the Corporation's customers and suppliers (and prospective customers and suppliers), and that it would be unfair and harmful to the Corporation if you took advantage of these relationships in a Competitive Business.

      4. RETURN OF CORPORATION PROPERTY. Upon any voluntary or involuntary termination of your employment with the Corporation (regardless of the reason) and at any time upon request of the Corporation, you agree to immediately return to the Corporation all property of the Corporation (including but not limited to all documents, paper files, customer files, electronic files, records, computer disks, computers, or other tangible or intangible things that may or may not relate to or otherwise comprise Confidential Information or trade secrets (as defined by applicable law)) that you created, used, possessed or maintained while working for the Corporation from whatever source and whenever created, including all reproductions or excerpts thereof.

      You acknowledge that all title, right and interest to all such property (including but not limited to Confidential Information and trade secrets) is vested exclusively in the Corporation and that you retain no title, right or interest to such property.

      5. INJUNCTIVE RELIEF. You acknowledge that it would be difficult to calculate the Corporation's damages from your breach of any of those obligations in this Section, that such breach would cause the Corporation irreparable injury and damages, and that money damages would therefore be an inadequate remedy. Accordingly, upon such breach, you acknowledge that the Corporation may seek and shall be entitled to temporary, preliminary, and/or permanent injunctive relief against you, and/or other appropriate orders to restrain such breach. Nothing in this provision shall limit the Corporation from seeking any other damages or relief provided by applicable law for breach of this Agreement or any section or provision of this Agreement.

      6. FORFEITURE AND REPAYMENT. In addition to any remedies the Corporation may seek in equity, you and the Corporation specifically agree that, in the event that you breach any of your obligations under this Section (i) you shall forfeit any and all Time Lapse Restricted Shares and any shares of Common Stock granted or to be granted to you by the Corporation, (ii) you shall return to the Corporation any and all Restricted Shares and shares of Common Stock granted to or received by you, and (iii) to the extent any Restricted Shares or shares of Common Stock granted to you by the Corporation have been sold by you, you shall pay to the Corporation an amount equal to the greater of (1) the fair market value of such Restricted Shares and/or shares of Common Stock on the date of your Termination of Affiliation, or (2) the fair market value of such Restricted Shares and/or shares of Common Stock on their date or dates of sale.

E.    AMENDMENTS OF PRIOR AGREEMENTS.

1. In consideration of the grant of the Time Lapse Restricted Shares, you agree that (i) the grants under this Agreement are in lieu of any grants under the Executive Incentive Plan or the 2000 Stock Option Plan by reason of being a new hire or promotion, (ii) any stock option grant that you received either under Executive Incentive Plan or the 2000 Stock Option Plan which includes reload stock options shall be amended by deleting the right to receive Reload Stock Option grants as described in the Agreement and in paragraph 1(b) of Exhibit A to the Agreement, and (iii) the Performance Share Award Agreement between you and the Corporation, shall be amended by deleting the term "50% as the threshold percentage of target number of performance shares and in lieu thereof, the term "0%" shall be inserted. Accordingly, as a result of this amendment, the Performance Share Award Agreement shall provide as follows:

                                                                       % of Target Number
Level of Actual Performance                 Cumulative EPS            of Performance Shares
---------------------------             -----------------------       ---------------------

      Threshold                         [PROVISION REDACTED](*)                 0%                         0
      Target                            [PROVISION REDACTED](*)               100%                    12,500
      Maximum                           [PROVISION REDACTED](*)               150%                    18,750

F.    OTHER PROVISIONS

      1. NO RIGHT TO EMPLOYMENT OR AFFILIATION. Nothing in this Agreement shall interfere with or limit in any way the right of the Corporation to terminate your

(*) Material omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "SEC"). The omitted material has been filed separately with the SEC.

            employment at any time, nor confer upon you the right to continue in the employ of the Corporation.

      2. AMENDMENTS. This Agreement may be amended only by a writing executed by the Corporation and you which specifically states that it is amending this Agreement; provided that this Agreement is subject to the power of the Board to amend the Plan as provided therein, except that no such amendment shall adversely affect your rights under this Agreement without your consent.

      3. NOTICES. Any notice to be given under the terms of this Agreement to the Corporation shall be addressed to the Corporation in care of its Secretary. Any notice to be given to you shall be addressed to you at the address listed in the Corporation's records. By a notice given pursuant to this Section, either party may designate a different address for notices. Any notice shall have been deemed given when actually delivered.

      4. SEVERABILITY. If any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

      5. APPLICABLE LAW. This Agreement shall be governed by the substantive laws of Alabama.

      6. NO BAR. You acknowledge and agree that the existence of any claim or cause of action against the Corporation shall not constitute a defense to the enforcement by the Corporation of your covenants, obligations, or undertakings in this Agreement, including but not limited to those contained in Section D.

      7. SUPERSEDE. The covenants contained in Section D hereof supersede and take the place of any covenants contained in any prior agreement between you and the Corporation, and any covenants in such prior agreement shall be of no force or effect.

      8. CAPITALIZED TERMS. Unless otherwise indicated, capitalized terms in this Agreement shall have the definition and meaning set forth for such terms in the Corporation's Executive Incentive Plan.

                                    EXHIBIT B

                               RUSSELL CORPORATION
                            EXECUTIVE INCENTIVE PLAN
                           PERFORMANCE SHARE AGREEMENT
                                  ELECTION FORM

I, JT Taunton, a participant in the Russell Corporation Executive Incentive Plan (the "Plan"), hereby elect to defer receipt of the shares that I may earn as a result of my Performance Shares, as follows:

                  PERFORMANCE SHARE GRANT DATE: JULY 20, 2004

                  Target Number of Performance Shares: 6,000

                  Shares Which are to be Deferred:

                        (a) [ ] I elect to defer all of the shares that I earn

                        (b) [ ] I elect to defer ______% of all of the shares
                                that I earn

                               (Please Check One)

                  DEFERRED PAYMENT DATE

                  [  ]  I elect to receive the shares that I have elected to defer on the earlier of:

                        (a) _______________ (insert a date on or after the first business day in January 2007); and

                        (b) the first business day of January next following the year in which I have a Termination of Affiliation.

                  [ ] I elect to receive the shares that I have elected to defer on the first business day of January next following the year in which I have a Termination of Affiliation.

                               (Please Check One)

(By making this election or changing the election prior to September 30, 2005, you are permitted to defer the date that you are taxed on your earned shares -- from 2006 to the deferred date that you actually receive the shares. You should consult with your personal financial and tax advisors regarding the federal, state and local income tax implications of making this election.) Upon a Change of Control, all of your deferred shares will be delivered to you notwithstanding your election herein.

_______________________________________          _______________________________
        Executive's Signature                                Date

(Please print)
                ___________________________   _________________   ______________
                First Name                    Last Name           Middle Initial

                ________________________________________________________________
                  Address (No. & Street)

                ___________________________   _________________   ______________
                City                          State               Zip Code

                ____________________________________________
                  Social Security/Taxpayer Id. No.

FOR COMPANY USE ONLY:

Received by:___________________________________    Date:________________________

                                    EXHIBIT C

FOR BETWEEN THRESHOLD AND
CUMULATIVE EPS

ASSUMPTIONS
-----------------------------
      Threshold EPS                  =     [PROVISION REDACTED](*)
       Target EPS                    =     [PROVISION REDACTED](*)
       Actual EPS                    =     [PROVISION REDACTED](*)
       Threshold %                   =          33.33%
        Target %                     =         100.00%

CALCULATIONS
-----------------------------------
  Actual EPS - Threshold EPS         =     [PROVISION REDACTED](*)
  Target EPS - Threshold EPS         =     [PROVISION REDACTED](*)

 (Actual EPS - Threshold EPS)
                                     =           69.4%  <-----  Result 1
 (Target EPS - Threshold EPS)

Target % - Threshold %               =          66.67% <-----  Result 2

Result 1   x Result 2 + Threshold %  =             80% <-----  Final Payout

FOR BETWEEN TARGET AND
CUMULATIVE EPS

ASSUMPTIONS
-----------------------------------
       Target EPS                    =     [PROVISION REDACTED](*)
      Maximum EPS                    =     [PROVISION REDACTED](*)
      Actual EPS                     =     [PROVISION REDACTED](*)
       Target %                      =          100.0%
        Max %                        =          150.0%

CALCULATIONS
-----------------------------------
   Actual EPS - Target EPS           =     [PROVISION REDACTED](*)
 Maximum EPS- Target EPS             =     [PROVISION REDACTED](*)

  (Actual EPS - Target EPS)

 (Maximum EPS - Target EPS)          =           10.3% <-----  Result 1

Max % - Target %                     =           50.0% <-----  Result 2

Result 1 x Result 2                  =           5.13% <-----  Result 3

Result 3 + Target %                  =            105% <-----  Final Payout

(*) Material omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "SEC"). The omitted material has been filed separately with the SEC.

                                                                  ATTACHMENT A-2

            DESIGNATION OF BENEFICIARY FOR LONG-TERM INCENTIVE AWARDS
             UNDER THE RUSSELL CORPORATION EXECUTIVE INCENTIVE PLAN

      I, the undersigned JT Taunton, Jr., recipient of 2003 and 2004 grants under the Russell Corporation Executive Incentive Plan of performance shares and time-lapsed restricted stock (collectively, the "Incentive Grants"), do hereby designate the following named person(s), trust(s), or estate as the beneficiary (or beneficiaries) to receive any shares of Common Stock of Russell Corporation payable to me pursuant to the terms of such Incentive Grants and that certain letter agreement, dated as of July 26, 2004, by and between Russell Corporation and me (the "Letter Agreement"), in the event of my death prior to January 1, 2006. I do further revoke any designation(s) previously made by me with respect thereto, and I do reserve the right to change the beneficiary (beneficiaries) designated by me herein. If more than one beneficiary is so designated, in the event of my death prior to January 1, 2006 the total benefit payable pursuant to the terms of the Incentive Grants and the Letter Agreement is to be divided among the named beneficiaries (by the percentages indicated in the spaces provided).

       NAME AND ADDRESS OF                                           PERCENTAGE
       PRIMARY BENEFICIARY                     RELATIONSHIP          OF BENEFIT
------------------------------------        ------------------       -----------
1. Name  Nancy P. Taunton                         Wife                   100%
   Address  167 Seven Bark Trail             Jacksons Gap, AL          36861
2. Name ____________________________        __________________       ___________
   Address__________________________        __________________       ___________

(If additional Primary Beneficiaries are to be named, attach an additional sheet setting forth the information requested above.)

  NAME AND ADDRESS OF
  ALTERNATE BENEFICIARY
  (In the event the Primary Beneficiary
  (Beneficiaries) is (are) not living
   at the date of my death)

                                                                   PERCENTAGE
                                              RELATIONSHIP         OF BENEFIT
                                           -------------------     ----------
1. Name  Derek Lee Taunton                 Son                          50%

   Address  42 Tallisi Drive               Alexander City, AL        35010

2. Name David Brent Taunton                Son                          50%

   Address 3488 Essex Avenue               Atlanta, GA               30339

                                                  /s/  JT Taunton, Jr.
                                                  ------------------------------
                                                  Employee Signature
                                                       7/29/04

                                                                    ATTACHMENT B

J T TAUNTON, JR

 GRANT          GRANT      OPTIONS   OPTION        OPTIONS      OPTIONS
 DATE         EXPIRATION   GRANTED    PRICE      OUTSTANDING   EXERCISABLE
 ----         ----------   -------    -----      -----------   -----------
1/25/1995      1/25/2005    2,267    $30.0000        2267         2,267

1/25/1995      1/25/2005    3,333    $30.0000        3333         3,333

1/24/1996      1/24/2006    2,531    $27.2500        2531         2,531

1/24/1996      1/24/2006    3,669    $27.2500        3669         3,669

1/22/1997      1/22/2007    2,862    $30.8750        2862         2,862

1/22/1997      1/22/2007    3,238    $30.8750        3238         3,238

1/28/1998      1/28/2008    3,898    $24.3750        3898         3,898

1/28/1998      1/28/2008    4,102    $24.3750        4102         4,102

2/24/1999      2/24/2009    3,000    $19.3438        3000         3,000

2/24/1999      2/24/2009    9,000    $19.3438        9000         9,000

1/18/2000      1/18/2010   14,933    $15.1250       14933        14,933

1/18/2000      1/18/2010   17,067    $15.1250       17067        17,067

              TOTAL        69,900                  69,900        69,900

Tuesday, June 22, 2004           Page 1 of 1